EXHIBIT 10.31




               CONSOLIDATED, AMENDED AND RESTATED
            FLORIDA MORTGAGE AND SECURITY AGREEMENT


     THIS CONSOLIDATED, AMENDED AND RESTATED FLORIDA MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), made and entered into as of this 2nd day of June, 1998, by and between Orange-co of Florida, Inc., a Florida corporation having a mailing address at 2020 U.S. Highway 17 South, Bartow, Florida 33830, hereinafter referred to as the "Mortgagor," which term shall be construed to include the successors and assigns of the Mortgagor, all of whom shall be bound hereby, and John Hancock Mutual Life Insurance Company, a Massachusetts corporation, having an address of P.O. Box 111, John Hancock Place, Boston, Massachusetts 02117, hereinafter referred to as the "Mortgagee," and the successors and assigns of the Mortgagee.

                W I T N E S S E T H:

     WHEREAS, the Mortgagee is presently the owner and holder of the following described instruments, as well as other loan documents executed in connection with a mortgage loan (the "Loan Documents") which encumbers certain personal property and real property situate in Polk County, Florida, to wit:

     1. That certain Renewal Promissory Note dated November 8, 1979 (the "1979 Renewal Note"), representing an indebtedness in the original principal amount of Sixteen Million Three Hundred Thousand and No/100 Dollars ($16,300,000.00), collateralized by that certain Loan Modification Agreement, Notice of Advance and Restated Florida Mortgage and Security Agreement entered into by and between Mortgagor and Mortgagee as of the 8th day of

NOTA BENE:  State of Florida Documentary Stamp Tax in the amount required by law has been paid and the documentary stamps obtained upon such payment have been affixed to that certain Loan Modification Agreement, Notice of Advance and Restated Florida Mortgage and Security Agreement dated the 8th day of November, 1979 and recorded in Official Records Book 1911, Page 1040, that certain Future Advance Agreement dated as of April 21, 1993 and recorded in Official Records Book 3226, Page 971, and that certain
            Florida Second Mortgage and Security Agreement dated August 13, 1996 and recorded in Official Records Book 3718, Page 176, all as recorded in the Public Records of Polk County, Florida, as well as that certain Florida Mortgage and Security Agreement of even date herewith given by the Mortgagor to Mortgagee, recorded or to be recorded in the Public Records of Polk County, Florida.

November,  1979 and recorded in Official Records Book 1911, Page 1040,
Public Records of Polk County, Florida, and amended and restated pursuant to that certain Amended and Restated Florida Mortgage & Security Agreement and Spreader Agreement entered into by and between Mortgagor and Mortgagee as of the 21st day of April, 1993 and recorded in Official Records Book 3226, Page 937, Public Records of Polk County, Florida (collectively, the "Amended and Restated Mortgage").

     2. That certain Future Advance Promissory Note dated April 21, 1993 (the "1993 Future Advance Note"), executed by Mortgagor in favor of Mortgagee in the original principal amount of Eight Million Seven Hundred Forty-three Thousand One Hundred Ninety-one and No/100 Dollars ($8,743,191.00), collateralized by that certain Future Advance Agreement entered into by and between Mortgagor and Mortgagee as of the 21st day of April, 1993 and recorded in Official Records Book 3226, Page 971 of the Public Records of Polk County, Florida (the "Future Advance Agreement").

     3. That certain Renewal Note (the "1993 Renewal Note") dated as of April 21, 1993 and executed by Mortgagor in favor of Mortgagee in the original amount of $12,000,000.00 which combines and renews that certain 1979 Renewal Note and the 1993 Future Advance Note, and the 1993 Renewal
Note is collateralized by the Amended and Restated Mortgage and the Future Advance Agreement.

     4. That certain Promissory Note (the "1996 Promissory Note") dated August 13, 1996, executed by Mortgagor in favor of Mortgagee in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), collateralized by that certain Florida Second Mortgage and Security Agreement (the "Second Mortgage") executed by Mortgagor in favor of Mortgagee on August 13, 1996 and recorded in Official Records Book 3718, Page 176, Public Records of Polk County, Florida.

     5. That certain Consolidated, Amended and Restated Florida Mortgage and Security Agreement (the "First Consolidated Mortgage") executed by Mortgagor in favor of Mortgagee on August 13, 1996 and recorded in Official Records Book 3718, Page 198, of the Public Records of Polk County, Florida, which consolidates the Amended and Restated Mortgage, the Future Advance Agreement and the Second Mortgage, as well as to modify and restate the terms and conditions of said documents, as set forth in the First Consolidated Mortgage, and the 1993 Renewal Note and the 1996 Promissory Note are collateralized by the First Consolidated Mortgage.

     6.   That certain Demand Promissory Note (the "Demand Note") dated
June 2, 1998, executed by Mortgagor in favor of Mortgagee in the original principal amount of Nine Million and No/100 Dollars ($9,000,00.00), which is collateralized by that certain Florida Mortgage and Security Agreement
(the "Demand Note Mortgage") executed by Mortgagor in favor of Mortgagee on June 2, 1998 and recorded under Clerk's File No. 082681, Public Records of Polk County, Florida.

     7.   That certain Renewal Note (the "1998 Renewal Note") dated
June 2, 1998 executed by the Mortgagor in favor of Mortgagee in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) which combines and renews the 1993 Renewal Note and the Demand Note.

     WHEREAS, the principal balance remaining under the 1998 Renewal Note is Fifteen Million and No/100 Dollars ($15,000,000.00) and the principal balance remaining unpaid on the 1996 Promissory Note is Eight Million Two Hundred Fifty Thousand and No/100 Dollars ($8,250,000,000.00).

     WHEREAS, Mortgagor has agreed to consolidate the First Consolidated Mortgage and the Demand Note Mortgage as well as to modify and restate the terms and conditions of said documents, as set forth in this Mortgage, and has agreed that the 1998 Renewal Note and the 1996 Promissory Note are collateralized by this Mortgage.

     NOW, THEREFORE, in consideration of the aforesaid premises, the mutual benefits and the mutual promises of the parties hereto and other good and valuable consideration, it is hereby agreed by the Mortgagor and Mortgagee as follows:

     KNOW ALL MEN BY THESE PRESENTS, that Mortgagor does hereby grant, bargain, sell, assign and convey to Mortgagee and Mortgagee's successors and assigns forever, the real estate more particularly described in Exhibit A attached hereto and made a part hereto, together with all the buildings, structures, offices, barns, tanks, and all other improvements of whatsoever kind and nature, now or hereafter erected thereon and located in the County of Polk, State of Florida, together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or in any wise now or hereafter appertaining, and the rents, issues and profits thereof, as well as all proceeds under any policy or policies of insurance; together with all tangible personal property and fixtures of Mortgagor whether now owned or in existence of hereafter acquired or created, including goods (but excluding inventory), accessions, machinery, equipment, farm products and fixtures, such terms having the meaning ascribed by the Uniform Commercial
Code, including, but not limited to, all citrus crops now and hereafter growing on the real estate described on Exhibit A attached hereto and made a part hereof (provided that the Mortgagee's interest as a first lienor on such citrus crops shall remain in effect until such time as such citrus crops are harvested, processed or packed, and thereafter the lien evidenced hereby shall be deemed to be released and provided further that all of Mortgagor's existing and future inventories of citrus products are specifically excluded from the lien of this Mortgage), all minerals or the like (including oil and gas) now and hereafter situate in, under or on the real estate described on Exhibit A attached hereto and made a part hereof or extracted therefrom, and all apparatus, chattels, fixtures, machinery, furniture, furnishings, installations, equipment and other property (provided that all grove caretaking and harvesting equipment including, but not limited to, nonpermanent irrigation equipment not necessary for proper irrigation and care of the real estate described on Exhibit A attached hereto and made a part hereof, sprayers, tractors, trucks, trailers, hedging and topping equipment and movable grove caretaking and harvesting equipment of like nature are specifically excluded from the lien of this Mortgage) now or hereafter attached to or used or procured for use in connection with the operation and maintenance of a citrus concentrate plant situate on the real estate described on Exhibit A attached hereto and made a part hereof or in connection with the operation, maintenance or protection of any buildings, structures, offices, barns, tanks and all other improvements of whatsoever kind and nature, whether real or personal, whether now owned or hereafter acquired, and whether or not attached to any building, structure, office, barn, tank, or any other improvements of whatsoever kind and nature, and all elevators, escalators, vaults, safes, screens, awnings, storm windows and doors, window blinds and shades, inlaid floor coverings, shrubbery, plants, fences, gates, stoves, ranges, sinks, drinking fountains, ventilating, refrigerating, air conditioning, incinerating, dishwashing and cleaning equipment, pipes, wires, irrigation and sprinkler systems (including overhead or underground systems and all wells, pumps, motors and power units which are installed as part of same) and all apparatus associated with the foregoing located on the real estate described on Exhibit A attached hereto and made a part hereof, all of which shall be subject to the lien of this Mortgage. To the extent permitted by law, the foregoing items shall be considered part of the hereinabove described real estate.

  TO HAVE AND TO HOLD said mortgaged premises, with all said tenements, hereditaments, easements, appurtenances and other rights and privileges thereunto belonging, or in any wise now or hereafter appertaining unto and to the use of the Mortgagee, its successors and assigns, forever.

          THE MORTGAGOR HEREBY COVENANTS AND AGREES:

1. The recitals set forth in the foregoing "WHEREAS" clauses are true and correct and are hereby incorporated by reference and made a part hereof as if fully set forth herein. This Mortgage is given as security for the performance and observation of the covenants and agreements herein contained and to secure to the Mortgagee the payment of the principal sum of Fifteen Million and no/100 Dollars ($15,000,000.00) and interest thereon evidenced by the 1998 Renewal Note according to its terms, the final payment of the entire indebtedness, including accrued and unpaid interest, if any, being due and payable on June 1, 2008, as well as to secure to Mortgagee the payment of the principal sum of Ten Million and No/100 Dollars ($10,000,000.00) and interest thereon evidenced by the 1996 Promissory Note, payable according to its terms, to the order of the Mortgagee, the final payment of the entire indebtedness, including accrued and unpaid interest, if any, being due and payable on August 1, 2003. Immediately upon recording this Mortgage among the Public Records of Polk County, Florida, the lien of the First Consolidated Mortgage and the Demand Note Mortgage as consolidated, modified and restated herein, is and shall be construed to constitute in law one first mortgage lien on the real property described on Exhibit A attached hereto and made a part hereof, as well as the improvements and personal property situate thereon (as described above) securing the obligations set forth in the 1998
     Renewal Note and the 1996 Promissory Note, and although the First Consolidated Mortgage and the Demand Note Mortgage, as consolidated, modified and restated herein, shall remain in full force and effect as a lien and encumbrance in favor of the Mortgagee, henceforth the recitations, terms, conditions, covenants, promises and provisions of this Mortgage shall constitute the one first mortgage lien from Mortgagor to Mortgagee encumbering the real property described on Exhibit A attached hereto and made a part hereof, as well as the improvements and personal property situate thereon (as described above), and the recitations, terms, conditions, covenants, promises and provisions of this Mortgage shall govern in the event of a conflict between the terms and conditions set forth in this Mortgage and those set forth in the First Consolidated Mortgage and the Demand Note Mortgage. Any default by the Mortgagor in the payment or performance of the 1998 Renewal Note and the 1996
     Promissory Note shall, at the option of Mortgagee, constitute a default not only with respect to the 1998 Renewal Note and this Mortgage, but also with respect to the 1996 Promissory Note, and any default by the Mortgagor in the payment or performance of the 1996 Promissory Note shall, at the option of Mortgagee, constitute a default not only with respect to the 1996 Promissory Note and this Mortgage, but also with respect to the 1998 Renewal Note, and, in any of such events, Mortgagee shall be entitled to exercise all of the rights granted to Mortgagee in the event of a default as set forth in the 1998 Renewal Note, the 1996 Promissory Note and this Mortgage, as well as in law and/or in equity.

2. The Mortgagor is well and lawfully seized of the mortgaged premises as a good and indefeasible estate in fee simple and has good right and full power to sell and convey the same; that the mortgaged premises are free and clear of all encumbrances, except this Mortgage (and other loan documents consolidated, modified and restated herein), building and use restrictions and easement of record, if any, zoning ordinances, if any, and taxes and assessments not yet overdue; and that the Mortgagor will make any further assurances of title that the Mortgagee may require and will warrant and defend said mortgaged premises against all lawful claims and demands whatsoever.
3. Mortgagor will pay the 1998 Renewal Note and the 1996 Promissory Note (hereinafter sometimes collectively referred to as the "Notes") in accordance with their terms and will perform and comply with all of the terms and provisions thereof.

4. Mortgagor will keep protected and in good order, repair and condition at all times the buildings and improvements (including fixtures) now standing or hereafter erected or placed upon the mortgaged premises and any and all appurtenances, apparatus and articles of personal property, including, but not limited to, furniture, furnishings and equipment, now or hereafter in or attached to or used in connection with said buildings or improvements, promptly replacing any of the aforesaid which may become lost, destroyed or unsuitable for use, and will keep insured the aforesaid real and personal property and the interests and liabilities incident to the ownership thereof, in manner, forms, companies, sums and length of terms satisfactory to the Mortgagee, provided, however, that Federal Crop Insurance shall not be required of the Mortgagor; that all insurance policies are to be held by and, to the extent of its interests, are to be for the benefit of and first payable in case of loss to the Mortgagee except as hereinafter provided, and the Mortgagor shall deliver to the Mortgagee evidence of continuing insurance coverage at least fifteen (15) days before the date any existing policy expires. In the event of a casualty or loss as contemplated herein for which insurance proceeds are recoverable under the policy or policies of insurance to be kept by the Mortgagor, the amounts recoverable shall be applied as follows:

          (a) in events of casualty or loss for which the proceeds recoverable are $50,000.00 or less, such proceeds may be collected solely by the Mortgagor and used by the Mortgagor in any manner it deems fit and proper, whether for restoration of the loss or casualty or otherwise;

          (b) in events of casualty or loss for which the proceeds recoverable are in excess of $50,000.00, but less than $500,000.00, and the further event that the Mortgagor shall have, on or before the time of collection of said proceeds, furnished to the Mortgagee evidence satisfactory to the Mortgagee that such proceeds will and can be used to replace or restore the lost or damaged property to a condition satisfactory to the Mortgagee within nine (9) months from the date of the casualty or loss, then, in such events, it shall be conclusively presumed that the Mortgagee has agreed to the application and use of such proceeds for such replacement and restoration and the other options of the Mortgagee regarding the application of insurance proceeds (as set forth in subparagraph (c) below) shall be unavailable to the Mortgagee, provided however, that in such foregoing events the Mortgagor will remain obligated to actually apply such proceeds to said replacement or restoration, and provided further that should Mortgagor fail to provide Mortgagee with the aforementioned satisfactory
evidence of use of proceeds  for replacement   and  restoration purposes,
then the Mortgagee's options regarding the application of insurance proceeds recited in subparagraph (c) below shall remain fully available to the Mortgagee;

          (c) in events of casualty or loss for which the proceeds recoverable are $500,000.00 or more, the proceeds collected may, at the option of the Mortgagee, be used in any one or more of the following ways:
(1) applied against the indebtedness secured hereby, whether such indebtedness then be matured or unmatured, (2) used to fulfill any of the covenants contained herein as the Mortgagee may determine, (3) used to replace or restore the property to a condition satisfactory to the Mortgagee, or
(4)  released to the Mortgagor.

     The Mortgagor expressly agrees that all proceeds under any policy or policies of insurance are hereby assigned to the Mortgagee and both Mortgagor and Mortgagee expressly agree to the method and manner of application of proceeds as set forth herein. Additionally, the Mortgagee is hereby irrevocably appointed by the Mortgagor as attorney of the Mortgagor to assign any policy in the event of the foreclosure of this Mortgage or other extinguishment of the indebtedness secured hereby.

5. Mortgagor will pay before same become delinquent or any penalty attaches thereto for non-payment, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed, or by reason of non-payment become a lien prior to this Mortgage, upon the mortgaged premises or any part thereof, upon the rents, issues, income or profits thereof, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes, and will thereupon submit to the Mortgagee such evidence of the due and punctual payment of such taxes, etc., as the Mortgagee may require. It is agreed by the Mortgagee and Mortgagor that there shall be excepted from the foregoing requirement such taxes, assessments and public charges the assessment or collection of which is being contested by the Mortgagor, by appropriate legal proceedings, in good faith and with due diligence, provided always however that the Mortgagee shall retain the right, notwithstanding any contest which may be conducted by the Mortgagor, to redeem the mortgaged premises or any part thereof from tax sale without any obligation on the part of the Mortgagee to inquire into the validity of such taxes, assessments and/or tax sales (the receipts of the proper taxing officials being conclusive evidence of the validity and amount thereof). The Mortgagor agrees that it shall give Mortgagee fifteen (15) days' prior written notice of its intention to engage in such good faith contests and shall bear all cost, expense and attorney fees involved in such contest, including any costs incurred for same by the Mortgagee.

6. If Mortgagor shall neglect or refuse to keep in good repair and condition the property referred to in paragraphs 4 and 7, to replace the same as therein agreed, to maintain and pay the premiums for insurance which may be required under paragraph 4 or to pay and discharge all taxes, assessments and charges of every nature and to whomever assessed, as provided for in paragraph 5, subject to the Mortgagor's right to bring good faith contests as provided in said paragraph 5, the Mortgagee may, at its election, cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments and charges and any amounts paid as a result thereof, together with interest thereon at the rate of nine and eighteen hundredths percent (9.18%) per annum from the date of payment, shall be immediately due and payable by the Mortgagor to the Mortgagee, and until paid shall be added to and become a part of the principal debt secured hereby, and the same may be collected as a part of said principal debt in any suit hereon or upon the Notes; or the Mortgagee, by the payment of any tax assessment or charge, may, if it sees fit, be thereby subrogated to the rights of the state, county, village and all political or governmental subdivisions. No such advances shall be deemed to relieve the Mortgagor from any default hereunder or impair any right to remedy consequent thereon, and the exercise of the rights to make advances granted in this paragraph shall be optional with the Mortgagee and not obligatory and the Mortgagee shall not in any case be liable to the Mortgagor for a failure to exercise any such right.

7. Mortgagor will keep the mortgaged premises in good order and repair and will not commit or suffer any waste or stripping of the mortgaged premises or any violation of any law, regulation, ordinance or contract affecting the mortgaged premises and will not commit or suffer any demolition, removal or material alteration of any of the buildings or improvements (including fixtures) on the mortgaged premises without the prior written consent of the Mortgagee. The Mortgagor shall have the right, after prior notice to the Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Mortgagor, without cost or expense to the Mortgagee, the validity or application of any law regulation, or ordinance of the nature herein referred to, subject to the following:

          (a) if by the terms of any such law, regulation or ordinance, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the mortgaged premises or the Mortgagor's ownership interest therein, and without subjecting the Mortgagor or the Mortgagee to any liability, civil or criminal, for failure so to comply, the Mortgagor, provided it prosecutes any such proceeding with due diligence, may delay
compliance  therewith  until  the   final determination of such proceeding;

          (b) if any lien, charge or civil liability would be incurred by reason of any such delay, as provided above in subparagraph (a), the Mortgagor may nevertheless, with the prior written consent of the Mortgagee, contest and delay compliance with such law, regulation and ordinance as provided in subparagraph (a), provided that such contest or delay would not subject the Mortgagee to criminal liability and the Mortgagor furnishes to the Mortgagee security, satisfactory to the Mortgagee, against any loss, injury or liability by reason of such contest or delay, and prosecutes the contest with due diligence. Upon giving the approvals required above, the Mortgagee will execute and deliver any appropriate documents which may be necessary or proper to permit the Mortgagor to contest the validity or application of any such law, regulation or ordinance, provided however that the Mortgagee shall not be required to execute and deliver any documents which in the reasonable judgment of the Mortgagee may prejudice the Mortgagee's interest in the mortgaged premises.

     8. Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to present and all subsequent owners of the premises covered by this Mortgage by virtue of any exercise of the right of eminent domain by such authority, including any award for a taking of title, possession or right of access to a public way, or for any change of grade of streets affecting said premises, are hereby assigned to the Mortgagee; and the Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award and awards from the authorities making the same and to give proper receipts and acquittances therefor, and may, at the Mortgagee's election, use such proceeds in any one or more of the following ways; (1) apply the same or any part thereof against the indebtedness secured hereby, whether such indebtedness then be matured or unmatured, (2) use the same or any part thereof to fulfill any of the covenants contained herein as the Mortgagee may determine, (3) use the same or any part thereof to replace or restore the property to a condition satisfactory to the Mortgagee, or (4) release the same to the Mortgagor;
and the Mortgagor hereby covenants and agrees to and with the Mortgagee, upon request by the Mortgagee, to make, execute and delivery any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Mortgagee free, clear and discharged of any and all encumbrances of any kind or nature whatsoever.

     9. Of even date herewith, Orange-co, Inc., a Florida corporation ("OCI"), the parent company of the Mortgagor, has issued its certificate to the Mortgagee, in connection with this loan (the "Certificate") setting forth its agreements and the business requirements to be maintained by OCI at all times prior to the payment in full of the indebtedness secured hereby
(the "Business Requirements").   It is agreed that it shall be a default
under the terms and conditions of this Mortgage in the event that OCI fails to maintain or otherwise violates the Business Requirements set forth in the Certificate. Mortgagor will deliver to the Mortgagee, in detail satisfactory to the Mortgagee: (i) unaudited quarterly financial statements regarding OCI as soon as practicable, but in any event within forty-five (45) days subsequent to the end of each fiscal quarter, and (ii) within ninety (90) days after the expiration of each fiscal year, audited financial statements regarding OCI and related certificates and financial data, all in accordance with paragraph 16 hereof. At the same time that the above described quarterly and annual financial statements are delivered to the Mortgagee, the appropriate corporate officers of OCI shall issue and deliver a certificate to the Mortgagee as to whether the covenants set forth in the Certificate have been complied with, and stating whether or not there exists any default or any event of default under the Notes, this Mortgage or under the Certificate, and the appropriate corporate officers of the Mortgagor shall issue and deliver a certificate to the Mortgagee as to whether the covenant set forth in this Mortgage has been complied with, and stating whether or not there exists any default or any event of defaults under the Note, this Mortgage or any document executed in connection with same.

     10. That if any action or proceeding be commenced, excepting an action to foreclose this Mortgage or to collect the debt hereby secured, to which action or proceeding the Mortgagee is made a party by reason of the execution of this Mortgage or the Notes which it secures, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created hereby including all court costs, abstracting charges and reasonable attorneys' fees (including such fees for trial, pretrial and appellate matters), shall be paid by the Mortgagor together with interest thereon from date of payment at the rate of nine and eighteen hundredths percent (9.18%) per annum and any such sum and the interest thereon shall be immediately due and payable and be secured hereby, having the benefit of the lien hereby created, as a part thereof, and of its priority.

     11. Subject to the Mortgagor's right to bring good faith contests as provided above in paragraph 5, Mortgagor shall pay all sums, the failure to pay which may result in the acquisition of a lien prior to the lien of this Mortgage before such a prior lien may attach, or which may result in conferring upon a tenant of any part of the mortgaged premises a right to recover such sums as prepaid rent, or as a credit or offset against any future rental obligation.

     12. Mortgagor shall assign to the Mortgagee, upon request, as further security for the indebtedness secured hereby, the lessor's interests in any or all leases, and the Mortgagor's interests in all agreements, contracts, licenses and permits affecting the property subject to this Mortgage, such assignments to be made by instruments in from satisfactory to the Mortgagee; but no such assignment shall be construed as a consent by the Mortgagee to any lease, agreement, contract, license or permit so assigned, or to impose upon the Mortgagee any obligations with respect thereto. Nothing contained in this paragraph 12 or in paragraphs 13 or 14 below shall be construed as a waiver or consent by the Mortgagee to any violation of the prohibitions and restrictions set forth in subparagraph 23 (g) hereof.

     13. Mortgagor shall not cancel any of the leases now or hereafter assigned to Mortgagee pursuant to paragraph 12 above, nor terminate or accept a surrender thereof or reduce the payment of the rent thereunder or modify any of said leases or accept any prepayment of rent therein (except any amount which may be required to be prepaid by the terms of any such lease) without first obtaining, on each occasion, the written approval of the Mortgagee.

     14. Mortgagor will faithfully keep and perform all of the obligations of the landlord under all of the leases now or hereafter assigned to the Mortgagee pursuant to paragraph 12 above and will not permit to accrue to any tenant under any such lease any right to prepaid rent pursuant to the terms of any lease other than the usual prepayment of rent as would result from the acceptance on the first day of each month of the rent for the ensuing month, according to the terms of the various leases.

     15. Except as otherwise provided herein, the Mortgagor agrees that, during the term hereof, the Mortgagor will not acquire any equipment, machinery, furniture, furnishings, fixtures or apparatus covered by this Mortgage subject to any security interest, conditional sale, title retention arrangement or other charge or lien taking precedence over this Mortgage. The Mortgagor shall have the right to add, substitute or replace such machinery and equipment during the term hereof, provided, however, that the Mortgagor shall not so add, substitute or replace in such a manner as to substantially diminish or impair the value of the security of this Mortgage and provided further that all of the right, title and interest of the Mortgagor in all such replacement or additional machinery and equipment shall, when acquired by the Mortgagor, be encumbered by the lien of this Mortgage and become an integral part of the security under this Mortgage. Anything to the contrary contained in this Mortgage, including the specific provisions ofthis paragraph 15, notwithstanding, the Mortgagor shall have the right without being deemed to be in default of its covenants contained herein, during the term hereof and without the prior written consent of the Mortgagee, to remove as items included in the mortgaged premises, such equipment, machinery, furniture, furnishings, fixtures or apparatus which have depreciated to such extent so as to render the same a non-material asset or assets. For the purposes of this paragraph 15, non-material assets are those items of personal property having a salvage value of $50,000 or less. In events of removal of non-material assets by the Mortgagor, the Mortgagor shall not be required to replace such assets as contemplated herein unless such removal without replacement will serve to substantially diminish or impair the value of the security of this Mortgage or materially affect the business operations of the Mortgagor or its ability to fulfill its obligations hereunder. The Mortgagor expressly agrees that it shall not, without replacing same, remove as part of the mortgaged premises any tangible personal property having a salvage value in excess of $50,000 without having first obtained the prior written consent of the Mortgagee.

     16. Mortgagor shall furnish to Mortgagee, at Mortgagor's expense, within ninety (90) days after the end of each fiscal year, a consolidated balance sheet and consolidated statement of income and retained earnings of OCI and said company's consolidated subsidiaries, certified by independent public accountants selected by OCI and satisfactory to the Mortgagee, together with a certificate of said accountants to the effect that their audit of the financial affairs of OCI and its consolidated subsidiaries for such fiscal year has not disclosed any default under the terms and provisions of this Mortgage, or if such accountants have obtained knowledge of such default, they shall specify in the certificate the nature and status thereof. The foregoing audited financial statement shall be accompanied by unaudited consolidating financial information reporting financial data for the Mortgagor. Such supplementary financial information relating to the condition of the Mortgagor is to be of sufficient detail in order to permit determination of the status of the various financial and business requirements provided for herein. The Mortgagee and its representatives shall have the right to inspect all books of accounts relating to the property encumbered by this Mortgage and the financial and business requirements contained herein (and to make copies or extracts therefrom) and to cause such books to be audited by such independent public accountants selected by the Mortgagee as often as may be reasonably requested, provided however, that such inspection and audit shall be at the Mortgagee's expense.

     17. This Mortgage is personal to the Mortgagor herein, and no sale, lease, encumbrance or other transfer or conveyance shall be made by Mortgagor of the property encumbered by this Mortgage, except for the sale of non-material personal property pursuant to paragraph 15 of this Mortgage, or premises described herein or any part thereof without first obtaining the prior written consent of the Mortgagee. In the event Mortgagee gives this written consent in a sale transaction, the grantee named in the conveyance shall assume and agree to pay the obligation evidenced by the Notes secured hereby. Any conveyance of the property herein described or any part thereof in violation of the terms of this paragraph shall entitle Mortgagee to accelerate the payment of the obligation secured hereby and all sums of money secured hereby shall, at the option of Mortgagee, and upon the giving of notice thereof, become immediately due and payable and in default whether or not the same are so due and payable and in default by the specific terms hereof. In the event of sale with the approval of Mortgagee having first been obtained, nothing herein contained shall be construed to constitute a novation or release Mortgagor or any subsequent owner of liability or obligation under the Notes secured hereby or this Mortgage by reason of the aforesaid assumption of the obligation under the Notes secured hereunder, whether real or personal, excepting that the Mortgagor shall have the right to add, substitute or replace personal property without the prior consent of the Mortgagee in accordance with the provisions of paragraph 15 hereof, and excepting that the Mortgagor shall be permitted to bring good faith contests as provided in paragraph 5 herein.

     18. Mortgagor shall not at any time during the term hereof, without having first obtained the prior written consent of the Mortgagee, mortgage, pledge or otherwise encumber or place any lien, or permit the same, to be filed against the real and personal property encumbered hereby, or any portion thereof.

     19. Mortgagor shall at all times during the term hereof comply with and conform to the requirements of all federal, state and local laws, ordinances, regulations, conditions and restrictions applicable or pertaining to, or affecting, the property and improvements described herein or the business and operations of the Mortgagor, and Mortgagor shall not knowingly commit, suffer or permit any act to be done in violation thereof, including, without limitation, all federal, state and local pollution control laws and regulations
affecting the property encumbered hereby and the operation hereof.   Mortgagor
warrants and represents that:

          (a) to the best of Mortgagor's knowledge, there has been no release or discharge of hazardous materials, hazardous wastes, hazardous substances, solid wastes or pollution upon, in, over or under the mortgaged premises and that no such materials or pollution has migrated thereto from neighboring land;

          (b) Mortgagor has not received any notice from any governmental agency or authority or from any tenant or other occupant or from any other person or entity with respect to any release or discharge of hazardous materials, hazardous wastes, hazardous substances, solid waste or pollution upon, in, over or under the mortgaged premises;

          (c) to the best of Mortgagor's knowledge, there is no asbestos or asbestos-containing materials, PCB's, radon gas or urea formaldehyde foam insulation at or within the mortgaged premises; and

          (d) Mortgagor has fully disclosed to Mortgagee all material facts regarding the mortgaged premises, the Mortgagor and the Mortgagor's business operations.

     If Mortgagor's warranties and representations set forth in this Mortgage are not true and correct, then Mortgagee, at its option, shall have the right to declare the loan immediately due and payable and to accelerate the entire indebtedness.

     Mortgagor covenants and agrees that:

          (a) Mortgagor is not and will not become involved in operations at the mortgaged premises or at other locations which would lead to the imposition on Mortgagor of liability under Chapter 403, Florida Statutes, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6903, Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
42  U.S.  9601 or any  other  federal,  state  or  local  ordinances,  laws
or regulations   regarding  environmental matters or hazardous substances;

          (b) Mortgagor will promptly comply with the requirements of Chapter 403, Florida Statutes, RCRA, CERCLA and all federal, state and local laws and regulations regarding environmental matters or hazardous substances as the same may each be amended from time to time (including all federal, state and local laws and regulations regarding underground storage tanks), and all such laws and regulations relating to asbestos and asbestos-containing materials, PCB's, radon gas, and urea formaldehyde foam insulation, and will notify Mortgagee promptly in the event of any release or discharge or a threatened release or discharge of hazardous materials, hazardous wastes, hazardous substances, solid waste or pollution upon, in, over or under the mortgaged premises as those terms are defined in Chapter 403, Florida Statutes and any federal, state or local ordinances, laws or regulations regarding environmental matters or hazardous substances, or the presence of asbestos or asbestos-containing materials, PCB's, radon gas or urea formaldehyde foam insulation at the mortgaged premises, or of the receipt by Mortgagor of any notice from any governmental agency or authority or from any tenant or other occupant or from any other person or entity with respect to any alleged such release or presence promptly upon discovery of such release, or promptly upon receipt of such notice, and will promptly send Mortgagee copies of all results of any tests regarding same on the mortgaged premises, including, but not limited to test on underground storage tanks; and

          (c) Mortgagor indemnifies and holds Mortgagee harmless from and against all loss, liability, damage and expense, including attorneys fees on the trial court and appellate levels, suffered or incurred by Mortgagee, as holder of the Mortgage, Mortgagee in possession or as successor in interest to Mortgagor as owner ofthe mortgaged premises by virtue of foreclosure or acceptance of a deed in lieu of foreclosure, under or on account of said Chapter 403 and any federal, state or local ordinances, laws or regulations regarding environmental matters or hazardous substances, including the assertion of any liens taking priority over the lien of this Mortgage relating to any such release or discharge of hazardous materials which may occur prior to the discharge of this Mortgage.

     In   the  event  that  Mortgagor  fails  to abide by the above-described covenants, Mortgagee, at its option, shall have the right to declare the loan immediately due and payable, and to accelerate the entire indebtedness.

     During the term of this Mortgage, Mortgagee may, but is not obligated to, enter upon the mortgaged premises to make reasonable inspection of its condition, including, but not limited to soil and groundwater sampling and monitoring, inspection for hazardous waste, asbestos or asbestos-containing materials, PBC's, radon gas and/or urea formaldehyde foam insulation; provided, however, that any such inspections shall be at reasonable times and without unreasonably disturbing the occupancy of any of the tenants on the mortgaged premises.

     In the event Mortgagor fails to comply with the requirements of said Chapters 403 and any federal, state or local ordinances, laws or regulations regarding environmental matters or hazardous substances, and should such condition remain uncorrected for a period of thirty (30) days, Mortgagee may, at its election, but without the obligation so to do, cause curative or remedial work to be performed at the mortgaged premises, or take any and all other actions as Mortgagee deems necessary, as shall cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon from the date of payment at the rate equal to the highest rate permitted by law, but in no event to exceed twelve and one-half percent (12.5%) per annum, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become a part of the principal debt secured hereby, having the benefit of the lien hereby created, as a part thereof, and of its priority, and the same may be collected as a part of said principal debt in any suit hereon or upon the Notes secured hereby, or Mortgagee, by the payment of any assessment, claim or charge, may, if it sees fit, be thereby subrogated to the rights of the State of Florida, but no such advance shall be deemed to relieve Mortgagor from any default hereunder or impair any rights or remedy consequent thereon.

     20. Mortgagor agrees that during the term hereof, the Mortgagee shall have the right, upon reasonable notice, during normal business hours and by appointment, to enter upon the mortgaged premises for the purpose of inspecting same and for the purpose of ascertaining that the various requirements and restrictions contained herein are being complied with by the Mortgagor.

     21. In the event that Mortgagor shall (1) consent to the appointment of a receiver or trustee of all or a substantial part of Mortgagor's assets, or (2) be adjudicated a bankrupt or insolvent, or file voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, or
(4) file a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any insolvency law, or (5) file an answer admitting the material allegations of a petition filed against the Mortgagor in any bankruptcy, reorganization or insolvency proceeding, or (6) action shall be taken by the Mortgagor for the purpose of effecting any of the foregoing, or (7) any order, judgment or decree shall be entered upon an application of a creditor or Mortgagor by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of the Mortgagor's assets and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days, the Mortgagee may declare the Notes hereby secured immediately due and payable, without notice or demand, whereupon the principal of and the interest accrued on the Notes and all other sums hereby secured shall become immediately due and payable as if all of the said sums of money were originally stipulated to be paid on such day; and thereupon the Mortgagee without notice or demand may prosecute a suit at law and/or in equity as if all monies secured hereby had matured prior to its institution.

     22. It is agreed that nothing herein contained nor any transaction related thereto shall be construed or so operate as to require the Mortgagor to pay interest at a rate greater than it is now lawful in such case to contract for, or to make any payment or to do any act contrary to law; that
if any clauses  or provisions   herein  contained  operate  or  would
prospectively operate to invalidate this Mortgage or the Notes in whole or in part, then, such clauses and provisions only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.

     23.    The   Mortgagor  understands  and  agrees that the successful
operation of the mortgaged premises by the Mortgagor as a citrus concentrate plant forms an integral part of the security given hereby and the Mortgagor expressly agrees that it shall, during the term hereof, conduct its corporate business in compliance with the below-listed requirements and the failure by Mortgagor to comply with or abide by such requirements, or Mortgagor's misrepresentation regarding any or all of the facts hereafter recited, shall constitute a default under this Mortgage and the Notes secured hereby.

     By its execution hereof, the Mortgagor does hereby represent and warrant all of the facts hereafter recited and covenants and agrees with the Mortgagee that it shall comply with or abide by the below-listed requirements at all times during the term hereof, to-wit:

          (a) The Mortgagor represents, that on the date hereof, it is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida and that it is a wholly-owned subsidiary of OCI. Additionally, Mortgagor covenants and agrees that it shall, at all times during the term hereof, remain validly existing and in good standing under the laws of the State of Florida, and that it shall not enter into a merger or consolidation agreement with any other corporation, foreign or domestic, including, without limitation, Mortgagor's parent company, OCI, or its successor, without the prior written consent of the Mortgagee.

          (b) The Mortgagor represents that the execution and delivery by it of this Mortgage, the Notes secured hereby, and related loan documents, and the performance by the Mortgagor thereunder, have been duly authorized by all necessary corporate action and will not violate any provision of law or the charter or by-laws of Mortgagor or result in the breach or constitute a default under any indenture or other agreement or instrument to which the Mortgagor is a party or by which the Mortgagor or the real and personal property encumbered hereby may be bound or affected.

          (c) The Mortgagor covenants and agrees that, during the term hereof, its lines of business shall be restricted to activities directly or substantially related to the citrus industry.

          (d) The Mortgagor covenants and agrees that, except for transactions in the ordinary course of or pursuant to the reasonable requirements of the Mortgagor's business, all transactions between the Mortgagor and affiliates (including its parent company, OCI or its successor) shall be on terms which are not substantially different from those which the Mortgagor could have obtained from unrelated parties as a result of "arms-length" bargaining.

          (e) The Mortgagor covenants and agrees that, during the term hereof, it shall annually reinvest not less than 25% of its annual depreciation (as indicated on the required financial statements and reports to be furnished by Mortgagor to Mortgagee) in capital improvements or repairs and maintenance of the concentrate plant which is included as part of the security hereof and are encumbered hereby. By its execution hereof, the Mortgagor expressly understands and agrees that for the purposes of this subparagraph (e) relating to reinvestment requirements, sums expended in employing practices of good husbandry (with the exception of such items as adding or replacing irrigation and drainage pumps and equipment and the replacement of unproductive trees) shall not qualify for inclusion within the annual reinvestment requirement of not less than 25% of its annual depreciation.
The Mortgagor further expressly agrees that if such amount of its annual depreciation is not so reinvested, the Mortgagor will establish an escrow account, satisfactory in all respects to the Mortgagee and will pay annually into such account an amount equal to the difference between 25% of its annual depreciation and the amounts actually reinvested, as contemplated herein, by the Mortgagor in any one given fiscal year, and the Mortgagor shall set a reserve aside therefor. The amounts so deposited by Mortgagor into the escrow account may be used for reinvestment purposes within a five-year period, and to the extent not so reinvested, such funds, at the sole option of the Mortgagee, may be applied to the then unpaid principal balance due under the Notes secured hereby. It is agreed between the Mortgagor and the Mortgagee that if, in any one fiscal year, the Mortgagor shall invest an amount in excess of 25% of its annual depreciation in capital improvements or repairs and maintenance, then, such amount in excess of 25% of its annual depreciation may be credited toward the Mortgagor's obligations under this subparagraph (e) in any of the Mortgagor's next five ensuing fiscal years.

          (f) Intentionally Deleted.

          (g) The Mortgagor represents that, on the date hereof, all certificates, licenses and permits applicable to the property encumbered hereby, including, but not limited to, all necessary water usage or consumption permits, fruit dealers and citrus packing, producing and marketing
licenses  and permits,  all required   pollution  control  permits, and State
and local agricultural permits, have been obtained, and Mortgagor agrees to keep all such certificates, licenses and permits current during the term
hereof.   Additionally, the  Mortgagor covenants  and agrees to use its best efforts to comply with the requirements of all Federal, State and local pollution control laws and regulations applicable to the property encumbered hereby and to the business and operations of the Mortgagor.

          (h) The Mortgagor acknowledges that, in accordance with paragraph 15 hereof and subject to its provisions, the Mortgagor's right to substitute and replace machinery and equipment shall exist only in those events in which the value of the Mortgagee's security will not be reduced or impaired by such substitution or replacement and in which the Mortgagee will obtain the first and best lien on the machinery and/or equipment so substituted or replaced.

          (i) It is agreed that all references to Mortgagor's parent company, OCI, contained in this Mortgage shall be deemed and construed to include any successor, by any means whatsoever, to OCI, and any successor to such successor, etc.

          (j) The Mortgagor covenants and agrees that it shall, upon learning of or recognizing any non-compliance with any of the special requirements and restrictions contained in this paragraph 23, or of non-compliance with any of the other provisions of this Mortgage, including without limitation, the provisions contained in paragraphs 15, 17, 18 and 19 hereof, give written notice to the Mortgagee of such non-compliance within ten (10) days from such recognition. In the event of any default under the terms and conditions of this paragraph 23, or under the terms and conditions of paragraphs 15, 17, 18, and 19 hereof, aforesaid, and such default shall have continued for a period of thirty (30) days or more after written notice thereof has been given by the Mortgagor to the Mortgagee as provided above, or, in any event, shall have continued for a period of thirty (30) days or more after written notice thereof has been given by the Mortgagee to the Mortgagor (it being expressly understood by the Mortgagor that the Mortgagee may give such notice of default regarding the obligations to be performed by the Mortgagor hereunder at any time the Mortgagee learns of such default by any means whatsoever and the Mortgagee's right to give such notice is not conditioned upon having received a notice from the Mortgagor as provided above) and such default shall have not been cured or the Mortgagor shall not have commenced upon the curing thereof to the satisfaction of the Mortgagee within said thirty (30) days' period then, at its option, the Mortgagee shall be entitled to accelerate the payment of the obligation secured hereby and all sums of money secured hereby shall become immediately due and payable and in default whether or not the same are so due and payable and in default by the specific terms hereof. It is expressly understood between the Mortgagor and the Mortgagee that the aforesaid thirty (30) day grace period shall apply only in the event of a default under this paragraph 23 and under paragraphs 15, 17, 18 and 19 hereof and such grace period shall not apply to any default under any other provision, requirement, condition or covenant contained herein, in the Notes secured hereby, or in any other related or associated loan document given by the Mortgagor to the Mortgagee.

     24. It is agreed that any sum or sums which may be loaned or advanced by the Mortgagee to the Mortgagor at any time within twenty (20) years from the date of this indenture, together with interest thereon at the rate agreed upon at the time of such loan or advance shall be equally secured with and have the same priority as the original indebtedness and be subject to all the terms and provisions of this Mortgage; provided that the aggregate amount of principal outstanding at any time shall not exceed the sum of $25,000,000.00, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the property covered by the lien of this Mortgage, with interest on such disbursements.

     25. By its execution and delivery hereof, the Mortgagor does hereby represent and warrant unto the Mortgagee that there are no actions, suits or proceedings pending or, to the best of the knowledge and belief of the Mortgagor, threatened against or affecting the Mortgagor or its subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Mortgagor or any of its subsidiaries. The Mortgagor expressly agrees that if the aforementioned representation and warranty prove to be false or if the Mortgagor has misrepresented the facts set forth above, either of such events shall constitute a default under this Mortgage and the Notes secured hereby entitling the Mortgagee to exercise all of the rights and remedies contained herein and in the Notes.

     26. No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default thereunder. No waiver by Mortgagee of any default shall constitute a waiver of or consent to subsequent defaults. No failure of Mortgagee to exercise any option herein given to accelerate the maturity of the debt hereby secured, no forbearance by Mortgagee before or after the exercise of such option and no withdrawal or abandonment of foreclosure proceedings by Mortgagee shall be taken or construed as a waiver of its right to exercise such option or to accelerate the maturity of the debt hereby secured by reason of any past, present or future defult on the part of Mortgagor; and, in like manner, the procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be taken or construed as a waiver of its right to accelerate the maturity of the debt hereby secured.

     27. All written notices required to be given in connection with this Mortgage shall be deemed to have been properly given if mailed by registered or certified mail or personally delivered, if to Mortgagee, at John Hancock Mutual Life Insurance Company, P.O. Box 111, John Hancock Place, Boston, Massachusetts 02117, Attention: Bond and Corporate Finance Department
(Agri Business Group); and if to the Mortgagor, at 2020 U.S. Highway 17 South, Bartow, Florida 33830. Said addresses may be changed from time to time by any of the foregoing parties by notice to the others, mailed or delivered as aforesaid, of the location and mailing address of the place at which notice is thereafter to be mailed or delivered.

     28. This instrument also creates a security interest in favor of Mortgagee under the Florida Uniform Commercial Code and shall be construed as a security agreement under said Code, and Mortgagee shall also have all rights and remedies of a secured party under the Florida Uniform Commercial Code, and without limitation upon or in derogation of the rights and remedies created under and accorded Mortgagee by this Mortgage pursuant to the common law or any other laws of the State of Florida or of any other jurisdiction, it being understood that the rights and remedies of Mortgagee under the Florida Uniform Commercial Code shall be cumulative and in addition to all other rights and remedies of Mortgagee arising under the common law, or any other laws of the State of Florida or of any other jurisdiction. This Mortgage creates a continuing lien to secure the full and final payment of the Notes and the performance of all other obligations imposed hereby and hereafter arising.

      29. MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT
OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF,  UNDER OR IN CONNECTION
WITH THIS MORTGAGE AND ANY AGREEMENT EXECUTED IN CONNECTION WITH THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE ACCEPTING THIS MORTGAGE AND MAKING THE LOAN TO MORTGAGOR.

     NOW, if the payments are made as provided and all the foregoing covenants and agreements are performed and observed, this Mortgage shall be null and void and shall be released at the cost of the Mortgagor, which cost the Mortgagor agrees to pay; but upon any default in the payment of the indebtedness hereby secured or of any installment thereof or of interest thereon, as they severally become due, or upon any default in the performance or observance of any of the terms, covenants or agreements of this Mortgage or of any of the assignments of leases beyond any applicable grace period from time to time given by Mortgagor to Mortgagee as further security for said loan, then, in any or either of said events, the whole of the indebtedness hereby secured, at the option of the Mortgagee or the legal holder of said indebtedness, shall become immediately due and payable without notice or in the event of the passage after the date of this Mortgage of any law of the State of Florida deducting from the value of land for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages or debts secured by mortgages for state or local purposes, or the manner of the collection of any such taxation so as to affect this Mortgage adversely, the holder of this Mortgage, and of the debt which it secures, shall have the right to give thirty (30) days' written notice to the owner of the mortgaged premises requiring the payment of the mortgage debt, and it is hereby agreed that, if such notice be given, the said debt shall become due, payable and collectible at the expiration of said thirty (30) days provided, however, that such requirement of payment of said debt shall be ineffective if the Mortgagor is permitted by law to pay or reimburse the Mortgagee for payment of the whole of such tax in addition to all other payment required hereunder, without any penalty thereby accruing to the holder of this Mortgage and the debt secured hereby, and if, in fact, the Mortgagor does pay or reimburse the Mortgagee for payment of such tax prior to the date on which payment is required by such notice. Upon the Mortgage indebtedness becoming due and payable as heretofore provided, the Mortgagor shall refrain from collecting and receiving all rents accruing as aforesaid and upon notice from the Mortgagee all tenants shall thereafter pay such rents to the Mortgagee, and any payment made otherwise shall not discharge the obligations of such tenant, and the Mortgagee may immediately cause this Mortgage to be foreclosed in the manner prescribed by law, and upon commencement of foreclosure proceedings shall be entitled to have a receiver appointed, whether the mortgaged premises are homestead or not and without proof of any other ground for his appointment than the said default, to take possession and charge of the mortgaged premises, to rent the same and receive and collect the rents, issues and profits thereof, under direction of the court, and any amount so collected by such receiver shall be applied under direction of the court to the payment of any judgment rendered, or amounts found due upon foreclosure of this Mortgage including the cost of collection and attorneys' fees on any trial court and appellate levels; and, in the event of any default or defaults in the payment of the indebtedness hereby secured, or of any installment thereof, or of interest thereon, or in the performance or observance of any of the terms, covenants or agreements herein contained beyond any applicable grace period, the Mortgagee shall have the right forthwith after any such default to enter upon and take possession of the said mortgaged premises and to let said premises and receive the rents, issues and profits thereof, and apply the same, after payment of all necessary charges and expenses, on account of the indebtedness hereby secured.

     The proceeds of said foreclosure shall be applied, first, to the expenses incurred hereunder, including attorneys' fees on any trial court and appellate levels for such services as may be rendered for the collection of said indebtedness and the foreclosure of this Mortgage; second, to the payment of whatever sum or sums the Mortgagee may have paid or become liable to pay in carrying out the options, terms and stipulations of this Mortgage, together with interest thereon; third, to the payment and satisfaction of the Notes; and fourth, the surplus,if any, shall be paid to the Mortgagor or otherwise as the court may decree.

     The Mortgagor hereby agrees that in the event the Notes secured hereby is placed in the hands of an attorney for collection, or in case the holder shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the property described or the lien created in this Mortgage, or for the recovery or protection of said indebtedness, the Mortgagor will pay on demand all costs and expenses arising thereof incurred by the Mortgagee, including the Mortgagee's attorneys' fees (including such fees for prosecuting or defending any appeal in any matter involving collection of this obligation or foreclosure of the Mortgage securing same), all of Mortgagee's court costs, and the cost of extending the abstract of title in the event of foreclosure (or any other litigation which, in the judgment of the Mortgagee requires the extending of the abstract of title), with interest thereon until paid at the rate of nine and eighteen hundredths percent (9.18%) per annum.

     The Mortgagor hereby assigns, transfers and conveys unto the Mortgagee, its successors and assigns, the rents accrued and to accrue from all tenants in occupancy of the mortgaged premises, or any part thereof, including rentals and royalties under oil, gas and mineral leases, if any, during the lifetime of this Mortgage, it being understood that as long as there is no default in the performance or observance of any of the covenants or agreements herein contained, the Mortgagor shall have the privilege of collecting and receiving all rents accruing under the leases or contracts of tenancy for the mortgaged premises or any part thereof. All leases, royalty agreements, etc., must be executed pursuant to the provisions of paragraph 17 hereof.

     It is expressly agreed by and between Mortgagor and Mortgagee that if any provision, or any part thereof, of this Mortgage, the Notes secured hereby, or any related loan document is prohibited, unenforceable or invalid under the laws of any jurisdiction which has jurisdiction over same, including those of the State of Florida, the provision or part thereof shall be ineffective to the extent of such prohibition, unenforceability or invalidity under the applicable law without affecting the enforceability or validity of such provision in any such jurisdiction, and without invalidating the remainder of such provision or other provisions of said documents.

      IN WITNESS WHEREOF, the Mortgagor has caused the execution of this Mortgage, by its authorized officers and caused its corporate seal to be affixed this 2nd day of June, 1998.


Signed, sealed and delivered    ORANGE-CO OF FLORIDA, INC.,
in the presence of:             a Florida corporation
/s/John R. Alexander            By:  /s/Gene Mooney
------------------------            ---------------
Name:  John R. Alexander        Name:  Gene Mooney
                                Title: President & COO

/s/C.B. Myers III               ATTEST: /s/Dale A. Bruwelheide
-----------------                       ----------------------
Name:  C. B. Myers III          Name:   Dale A.Bruwelheide
                                Title:  Vice President & Chief Financial Officer


                                                       (Corporate Seal)

STATE OF FLORIDA    )
                    )
COUNTY OF POLK      )

     I hereby certify that on this 2nd day of June, 1998, before me an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Gene Mooney and Dale A. Bruwelheide, respectively, the President and Vice President/Chief Financial Officer of ORANGE-CO OF FLORIDA, INC., a Florida corporation, on behalf of the corporation, who is personally known to me/or who produced the following __________________________________
as identification, and they acknowledged before me that they executed the same as their free act and deed on behalf of said corporation.

     In witness whereof, I have hereunto set my hand and seal in the State and County aforesaid as of this 2nd day of June, 1998.

                              /s/Colleen B. Peoples
                              ----------------------
                              Notary Public, State of Florida
                              Name:  Colleen B. Peoples
                              Commission No. CC670157
                              My commission expires: August 7, 2001

                                   (Notary Seal)


                 JOINDER AND CONSENT


     The undersigned does hereby join in and consent to the foregoing Consolidated, Amended and Restated Florida Mortgage and Security Agreement as of the 2nd day of June, 1998.

                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

/s/ William A. Kinsley             By: /s/ Scott A. McFetridge
-------------------------              ---------------------------
Name:  William A. Kinsley              Name:  Scott A. McFedtridge
                                       Title: Investment Officer
/s/ David E. Johnson
-----------------------
Name:  David E. Johnson



COMMONWEALTH OF MASSACHUSETTS )
                              )
COUNTY OF SUFFOLK             )

     I hereby certify that on this 1st day of June, 1998, before me an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Scott A. McFetridge, as the Investment Officer for JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, on behalf of the corporation, who produced the following a driver's license of Massachusettes as identification, and he did acknowledge before me that he executed the same as his free act and deed and the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal in the State and County aforesaid as of this 1st day of June, 1998.

                              /s/ John T. Wallace
                              --------------------
                              Name:  John T. Wallace
                              Notary Public, Commonwealth of Massachusetts
                              Commission No.:
                              My Commission expires:  April 14, 2000





                          RENEWAL NOTE


$15,000,000.00                                     June 2nd, 1998


     FOR VALUE RECEIVED, ORANGE-CO OF FLORIDA, INC. (the "Maker") promises to pay to JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("John Hancock"), having an office at John Hancock Place, Boston, Massachusetts 02117, or order, the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or so much thereof as may actually be disbursed, together with interest thereon from date at the rate of seven and eighteen hundredths percent (7.18%) per annum until maturity, payable as follows:

     The principal sum and interest at the rate stated above on the outstanding principal balance from time to time shall be payable in quarterly installments due on September 1, 1998 and each successive December 1, March 1, June 1 and September 1, during the term hereof. Each quarterly installment of principal shall be in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) commencing on September 1, 1998, and on the first day of each December, March, June and September thereafter, during the term of this Note, provided, however, that on the 1st day of June, 2008, all of the principal hereof then remaining unpaid, all accrued and unpaid interest thereon, and any and all other interest or charge then due under the provisions hereof or under the provisions of the Consolidated, Amended and Restated Florida Mortgage & Security Agreement of even date herewith (the "Mortgage") securing this note (the "Note") shall be due and payable.


Nota Bene:  State  of  Florida Documentary Stamp Tax  in  the
          amount required by law has been paid and the documentary stamps obtained upon such payment have been affixed to that certain Loan Modification Agreement, Notice of Advance and Restated Florida Mortgage and Security Agreement dated the 8th day of November, 1979 and recorded in Official Records Book 1911, Page 1040 and amended and restated pursuant to that certain
          Amended and Restated Florida Mortgage and Security Agreement and Spreader Agreement, dated as of the 21st day of April, 1993 and recorded in Official Records Book 3226, Page 937, that certain Future Advance Agreement dated as of April 21, 1993 and recorded in Official Records Book 3226, Page 971, and that certain Florida Second Mortgage and Security Agreement dated August 13, 1996 and recorded in Official Records Book 3718, Page 176, all as recorded in the Public Records of Polk County, Florida, as well as that certain Florida Mortgage and Security Agreement of even date herewith given by the Maker to John Hancock, recorded or to be recorded in the Public Records of Polk County, Florida.

     When   received   by  the  holder  hereof,   the   quarterly
installments of principal and interest due from time to time during the term of this Note shall be applied by such holder
first to accrued and unpaid interest and next to principal.   Any
other payments or prepayments of the indebtedness evidenced hereby which are required or permitted hereunder and which are received by the holder hereof while no default exists under the provisions of this Note or under the provisions of the Mortgage shall likewise be applied; provided, however, that such prepayments of principal shall be applied to the installments thereof in the inverse order of maturity.

     Payment of principal, premium, if any, and interest on this Note shall be made in lawful money (or, subject to collection, by good check payable in such money) of the United States of America at the principal office of the holder of this Note or at such other place as the holder may direct.

     After not less than seven (7) days prior written notice to the holder of this Note, the Maker shall have the privilege of prepaying in full the unpaid principal balance of this Note by payment of such principal balance together with a premium calculated pursuant to the prepayment calculation set forth in subparagraph (a) below, or in part, in multiples of One Million and No/100 Dollars ($1,000,000.00) together with a premium calculated pursuant to the prepayment calculation set forth in subparagraph (b) below, unless the holder has, by virtue of the existence of a default under the provisions of this Note, the provisions of the Mortgage securing this Note, or the provisions of any instruments now or hereafter evidencing or securing this indebtedness, accelerated the maturity date of this Note, in which case the holder shall be entitled to collect the full unpaid balance of this Note together with the premium set forth in (c) below:

     (a) a sum equal to the net present value (if positive) of the remaining payments of principal and interest, discounted at a rate equal to the sum of: (i) the highest rate for United States Treasury Securities (as published in the Wall Street Journal or other business publications of general circulation five (5) business days prior to the date of said prepayment) with a maturity date most closely matching the remaining years of the term of this Note, plus (ii) one half of one percent (0.50%);

     (b) consistent with the concepts and provisions of subparagraph (a) above, a sum equal to the present values of a proportionate amount of each remaining future contractual quarterly installment of principal and interest due for the remaining term of this Note, said proportionate amount to be determined by multiplying said remaining installments by a fraction, the numerator of which shall be the amount of the partial prepayment and the denominator of which shall be the principal balance of this Note remaining unpaid immediately prior to such partial prepayment, and the sum of said present values of said proportionate amount as so determined to be discounted in the manner provided in subparagraph (a) above;

     (c) a sum equal to five percent (5%) of the outstanding unpaid principal balance of this Note upon the occasion of the acceleration of the maturity date hereof.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at the sole discretion and determination of the holder hereof, and used to calculate the prepayment premium.

     The Maker expressly understands and agrees that the prepayment premium set forth in (c) above shall be due to and collectible and enforceable by the holder hereof upon the occasion of the holder's exercise of its acceleration option hereafter set forth; that said holder will suffer damages as a result of any such acceleration; that the prepayment premium set forth in (c) above is directly related to such damages which the holder will suffer as a result of the acceleration and is fair and reasonable under the circumstances; and that the enforceability of such prepayment premium upon any such acceleration was negotiated by and between the Maker and said holder and forms an integral part of the benefits which have been bargained by said holder in its making of the loan evidenced hereby. The Maker further understands and agrees that (i) accrued and unpaid interest at the applicable rate or rates set forth herein shall be due to the holder in connection with any exercise by the Maker of its prepayment privilege; (ii) the making of any partial prepayments of principal pursuant to such prepayment privilege shall not excuse the Maker from paying, when due, the next consecutive quarterly installment of principal and interest; and (iii) that the amount of said next consecutive quarterly installment as well as those for the years remaining in the balance of the term hereof may, of necessity, change.

     It is agreed that upon any default in the payment of principal, interest or money owing for advancements made by the holder hereof, or default in the performance or observance of any of the covenants or agreements herein contained, contained in the Mortgage securing this Note, or contained in any instrument now or hereafter evidencing or securing this indebtedness, the principal of this Note then remaining unpaid shall, automatically and immediately, without regard to the exercise or nonexercise of the acceleration option of the holder hereof as hereinafter set forth, and without notice or demand, bear interest at the rate of nine and eighteen hundredths percent (9.18%) per annum while such default exists, and the holder hereof may apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as said holder may determine.

     It is further agreed that upon the occasion of any default set forth in the preceding paragraph, the principal then remaining unpaid, all interest then accrued thereon, and any and all other sums or charges then due to the holder pursuant to the terms hereof or of the Mortgage or any other instrument now or hereafter evidencing or securing this indebtedness, shall, at the option of the holder hereof, become immediately due and payable without notice or demand, anything herein or in said Mortgage or other instrument to the contrary notwithstanding, and no omission on the part of the holder to exercise said option when entitled so to do shall be construed as a waiver of such right or as a waiver of the holder's right to the automatic additional interest during default as hereinabove provided.

     In the event this Note is placed in the hands of an attorney for collection, or in case the holder shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the property described in the Mortgage, or arising out of holder accepting the Mortgage, or for the recovery or protection of said indebtedness, the Maker hereof will repay on demand all costs and expenses arising therefrom, including attorneys' fees (including such fees for prosecuting or defending any appeal in any matter involving the Mortgage, the collection of this obligation or the foreclosure of the Mortgage securing same), all court costs, and the cost of extending the abstract of title in the event of foreclosure, with interest thereon until paid at the rate of nine and eighteen hundredths percent (9.18%) per annum.

     Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Maker or any person liable for repayment of the indebtedness evidenced hereby, to pay interest, or charges in the nature of interest, at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. The holder shall not be entitled to collect any interest, or charges in the nature of interest, which is in excess of the legal rate and the Maker shall be entitled to a refund of any amount collected hereunder which may be determined to be excessive or not permitted by law.

     The Maker and guarantor hereof and all others who may become liable for all or any part of this obligation severally waive presentment for payment, protect and notice of protest and of nonpayment and consent to any number of renewals or extensions of time of payment hereof. Any such renewals or extensions may be made without notice to any of said parties and without affecting their liability.

     BY THEIR EXECUTION AND DELIVERY HEREOF, THE MAKER AND THE HOLDER, INTENDING TO BIND THEMSELVES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH EACH HAS OR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION, PROCEEDING, SUIT, LITIGATION, CLAIM, OR COUNTERCLAIM WHICH (A) IS BASED UPON THIS NOTE, THE MORTGAGE SECURING THIS
NOTE, AND ANY OTHER DOCUMENT NOW OR HEREAFTER EVIDENCING OR SECURING THE INDEBTEDNESS OWED TO THE HOLDER OF THIS NOTE (SAID NOTE, MORTGAGE, AND OTHER DOCUMENTS BEING HEREAFTER COLLECTIVELY REFERRED TO AS THE "LENDER'S LOAN DOCUMENTS"); (B) IS BASED UPON ANY PARTICULAR PROVISION OR PROVISIONS OF SAID LENDER'S LOAN DOCUMENTS; (C) ARISES OUT OF, UNDER, OR IN CONNECTION WITH SAID LENDER'S LOAN DOCUMENTS OR ANY PROVISION THEREOF; OR (D) ARISES OUT OF, IN CONNECTION WITH, OR IS BASED UPON ANY CONDUCT, COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE MAKER OR OF THE HOLDER RESPECTING ANY MATTER ADDRESSED OR CONTEMPLATED IN SAID LENDER'S LOAN DOCUMENTS. THIS WAIVER IS INTENDED TO BE APPLICABLE THROUGHOUT THE PERIOD OF TIME IN THE RECENT PAST WHEN THE LOAN EVIDENCED BY THE LENDER'S LOAN DOCUMENTS WAS NEGOTIATED, TO THE PRESENT TIME, AND AT ALL TIMES IN THE FUTURE UNTIL ALL APPLICABLE STATUTES OF LIMITATION RESPECTING THE BRINGING OF LEGAL ACTIONS AND CLAIMS COVERED HEREBY SHALL HAVE RUN, NOTWITHSTANDING THE PAYMENT IN FULL OF THE INDEBTEDNESS EVIDENCED OR SECURED BY THE LENDER'S LOAN DOCUMENTS AND THE DISCHARGE OR SATISFACTION THEREOF. THE MAKER AND THE HOLDER DO HEREBY FURTHER EXPRESSLY ACKNOWLEDGE AND AGREE THAT THIS WAIVER OF RIGHT TO TRIAL BY JURY (I) FORMS AN INTEGRAL PART OF THE CONSIDERATION FOR THEIR MAKING, ENTERING INTO, OR ACCEPTING THE LENDER'S LOAN DOCUMENTS, (II) CONSTITUTES A
MATERIAL INDUCEMENT TO SAID MAKER AND THE HOLDER FOR THE CONSUMMATION OF THE MORTGAGE LOAN TRANSACTION DESCRIBED IN THIS NOTE, AND (III) WAS KNOWINGLY BARGAINED FOR AND VOLUNTARILY ENTERED INTO BY SAID MAKER AND HOLDER. THE MAKER BY EXECUTING AND DELIVERING THIS NOTE AND THE HOLDER BY ACCEPTING THIS NOTE HAVE EXPRESSED THEIR UNDERSTANDING AND AGREEMENT REGARDING THE FOREGOING WAIVER OF TRIAL BY JURY.

     This Note is secured by that certain Consolidated, Amended and Restated Florida Mortgage and Security Agreement of even date herewith recorded/to be recorded in the Public Records of Polk County, Florida, made by the Maker to John Hancock encumbering personal property and fee simple interest in real property situated in Polk County, in the State of Florida, and this Note is to be governed by and construed in accordance with the laws of the State of Florida.

     This Note combines and renews a certain Renewal Promissory Note given by the Maker to John Hancock dated as of April 21, 1993, in the original principal amount of $12,000,000.00, of which the unpaid principal balance is $6,000,000.00, and a Demand Promissory Note given by the Maker to John Hancock of even date herewith in the principal amount of $9,000,000.00, and restates
the   terms  of  the  Renewal  Promissory  Note  and  the  Demand
Promissory Note in their entirety. Documentary stamps due on the Renewal Promissory Note have been paid and affixed to the Loan Modification Agreement, Notice of Advance and Restated Florida Mortgage and Security Agreement given by the Maker to John Hancock, dated November 8, 1979, and recorded in Official Records Book 1911, Page 1040 of the Public Records of Polk County,
Florida, and amended and restated pursuant to that certain Amended and Restated Florida Mortgage and Security Agreement and Spreader Agreement, dated as of the 21st day of April, 1993, and recorded in Official Records Book 3226, Page 937, and that certain Future Advance Agreement given by Maker to John Hancock, dated as of April 21, 1993 and recorded in Official Records Book 3226, Page 971, Public Records of Polk County, Florida, while the documentary stamps due on the Demand Promissory Note have been paid and affixed to the Florida Mortgage and Security Agreement of even date hereof, recorded/to be recorded in the Public Records of Polk County, Florida.

                              ORANGE-CO OF FLORIDA, INC.


                              By:  /s/Gene Mooney
                                   --------------
                              Name:  Gene Mooney
                              Title: President & COO


                              ATTEST:

                              /s/Dale A Bruwelheide
                              ---------------------
                              Name:  Dale A. Bruwelheide
                              Title: Vice President &
                                     Chief Financial Officer

                                        (CORPORATE SEAL)